UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):   December 18, 2007

APOGEE TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-10456	04-3005815
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS employer identification no.)

129 Morgan Drive
Norwood, Massachusetts 02062
(781) 551-9450
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01 NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING.

(a)          Apogee Technology, Inc. (the “Company”) was notified by the American Stock Exchange (the “Amex”) that on December 18, 2007, the Listing Qualifications Panel of the Amex reached the determination to uphold the decision to cease the continued listing of the Company’s common stock and to initiate delisting proceedings.

The Amex will suspend trading in the Company’s common stock in accordance with Section 1204(d) of the Amex Company Guide (the “Company Guide”) and will file an application with the Securities and Exchange Commission to strike the Company’s common stock from listing and registration on the Amex in accordance with the timing and procedures set forth in Sections 1205(g), 1206(d) and/or Section 1206(e) of the Company Guide.

The Company will take no further action regarding its listing status with Amex and is currently working towards an orderly transition from the Amex to the OTC Bulletin Board®, also known as the OTCBB, and/or the Pink Sheets© LLC.

(b) - (d) Not applicable.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

99.1	Press release dated December 21, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOGEE TECHNOLOGY, INC.

Dated: December 21, 2007	By:	/s/ Herbert M. Stein
Herbert M. Stein President, Chief Executive Officer and Chairman of the Board

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated December 21, 2007.